Exhibit 99.1

Applied Optoelectronics Reports First Quarter 2021 Results

Sugar Land, Texas, May 6, 2021 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its first quarter 2021 ended March 31, 2021.

“Market dynamics played out as we expected, and we are pleased to deliver results in line with our expectations,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “While we continue to see softness in our datacenter business, we are encouraged by the recovery that we saw in the telecom market and by the continued strength in our CATV business. We delivered a record first quarter for our CATV business, and we ended the quarter with a strong backlog of CATV products which we expect to continue to drive growth in this segment going forward.”

First Quarter 2021 Financial Summary

•	GAAP revenue was $49.7 million, compared $40.5 million in the first quarter of 2020 and $52.3 million in the fourth quarter of 2020.

•	GAAP gross margin was 21.6%, compared with 15.7% in the first quarter of 2020 and 21.6% in the fourth quarter of 2020. Non-GAAP gross margin was 24.6%, compared with 19.5% in the first quarter of 2020 and 27.5% in the fourth quarter of 2020.

•	GAAP net loss was $15.6 million, or $0.59 per basic share, compared with net loss of $16.8 million, or $0.83 per basic share in the first quarter of 2020, and a net loss of $13.4 million, or $0.57 per basic share in the fourth quarter of 2020.

•	Non-GAAP net loss was $5.5 million, or $0.21 per basic share, compared with non-GAAP net loss of $8.8 million, or $0.44 per basic share in the first quarter of 2020, and a non-GAAP net loss of $4.8 million, or $0.20 per basic share in the fourth quarter of 2020.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Second Quarter 2021 Business Outlook (+)

For the second quarter of 2021, the company currently expects:

•	Revenue in the range of $51 million to $56 million.
•	Non-GAAP gross margin in the range of 25.5% to 27.5%.
•	Non-GAAP net loss in the range of $3.8 million to $5.6 million, and non-GAAP loss per share in the range of $0.14 to $0.21 using approximately 27.2 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast for analysts and investors on May 6, 2021 to discuss its first quarter 2021 results and outlook for its second quarter of 2021 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 10154470.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the second quarter of 2021. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-GAAP tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q1 2021 but not in Q1 2020, are certain non-recurring expenses related to winter storm Uri. Included in our non-recurring expenses in Q1 2021 and Q1 2020 are certain one-time legal (if any) and consulting fees (if any) and employee severance expenses (if any). In computing our non-GAAP income tax expense (benefit), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, unamortized debt issuance costs associated with the extinguishment of debt, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for the quarter ended March 31, 2021 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for the quarter period ended March 31, 2020.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Monica Gould

+1-212-871-3927

ir@ao-inc.com

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2021	December 31, 2020

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$49,338	$50,114
Accounts Receivable, Net	47,570	43,042
Notes receivable	1,440	401
Inventories	106,336	110,397
Prepaid Income Tax	2	2
Prepaid Expenses and Other Current Assets	5,169	5,213
Total Current Assets	209,855	209,169

Property, Plant And Equipment, Net	248,303	252,984
Land Use Rights, Net	5,780	5,854
Right of Use Asset	7,566	7,817
Intangible Assets, Net	3,943	3,999
Other Assets	915	982
TOTAL ASSETS	$476,362	$480,805

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$26,201	$29,482
Accrued Expenses	14,028	18,511
Current Lease Liability	1,039	1,030
Bank Acceptance Payable	6,344	15,860
Current Portion of Notes Payable and Long Term Debt	50,803	38,265
Total Current Liabilities	98,415	103,148

Notes Payable and Long Term Debt	13,686	13,904
Convertible Senior Notes	78,058	77,854
Other Long-Term Liabilities	7,731	8,008
TOTAL LIABILITIES	197,890	202,914

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	278,472	277,891

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$476,362	$480,805

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
Revenue	2021	2020
Datacenter	$25,939	$33,264
CATV	18,638	4,223
Telecom	4,479	2,560
FTTH	423	–
Other	222	420
Total Revenue	49,701	40,467

Total Cost of Goods Sold	38,982	34,129

Total Gross Profit	10,719	6,338

Operating Expenses:
Research and Development	10,928	10,558
Sales and Marketing	2,960	2,936
General and Administrative	10,869	10,638
Total Operating Expenses	24,757	24,132

Operating Loss	(14,038)	(17,794)

Other Income (Expense):
Interest Income	16	147
Interest Expense	(1,431)	(1,455)
Other Income	39	117
Foreign Exchange Gain (Loss)	(208)	139
Total Other Expense:	(1,584)	(1,052)

Net loss before Income Taxes	(15,622)	(18,846)

Income Tax Expense	–	2,049

Net loss	(15,622)	(16,797)
Net loss per share attributable to common stockholders
basic	$(0.59)	$(0.83)
diluted	$(0.59)	$(0.83)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	26,438	20,208
diluted	26,438	20,208

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP total gross profit (a)	$10,719	$6,338
Share-based compensation expense	201	246
Non-recurring expense	18	970
Expenses associated with discontinued products	1,289	354
Non-GAAP total gross profit (a)	12,227	7,908

GAAP net loss	(15,622)	(16,797)
Amortization of intangible assets	151	141
Share-based compensation expense	2,519	3,238
Non-recurring (income) expense	502	1,501
Expenses associated with discontinued products	1,289	354
Non-cash expenses associated with discontinued products	1,214	1,025
Unrealized exchange loss (gain)	843	(169)
Non-GAAP tax benefit	3,592	1,915
Non-GAAP net loss	(5,512)	(8,792)

GAAP diluted net loss per share	$(0.59)	$(0.83)
Amortization of intangible assets	0.01	0.01
Share-based compensation expense	0.10	0.16
Non-recurring (income) expense	0.02	0.07
Expenses associated with discontinued products	0.05	0.02
Non-cash expenses associated with discontinued products	0.04	0.05
Unrealized exchange loss (gain)	0.03	(0.01)
Non-GAAP tax benefit	0.13	0.09
Non-GAAP diluted net loss per share	$(0.21)	$(0.44)

Shares used to compute diluted loss per share	26,438	20,208
Shares used to compute diluted earnings per share	26,438	20,208

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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